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                                                                   Exhibit 10.1

                         NON-NEGOTIABLE PROMISSORY NOTE
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$11,000,000                                                    February 27, 1998

         FOR VALUE RECEIVED, Western Realty Development LLC, a Delaware limited liability company ("Maker"), hereby unconditionally promises to pay to Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership ("Payee"), in lawful money of the United States of America, the principal sum of Eleven Million Dollars ($11,000,000), together with interest in arrears accruing from the date hereof on the unpaid principal balance at an annual rate equal to 15%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Amended and Restated Western Realty Development LLC Limited Liability Company Agreement (the "LLC Agreement"), dated as of February 20, 1998, among Maker, Payee, New Valley Corporation, a Delaware corporation ("New Valley"), and BrookeMil Ltd., a Cayman Islands company ("BrookeMil").


         1.        PAYMENTS

         1.1       PRINCIPAL AND INTEREST

         The principal amount of this Note shall be due and payable on the earlier of (i) September 30, 1998 or (ii) the date on which amounts hereunder are declared due and payable pursuant to Section 2.3 (such earlier date, the "Maturity Date"). Interest on this Note shall be due and payable on the Maturity Date.

         1.2       MANNER OF PAYMENT

         All payments of principal and interest on this Note shall be made by wire transfer in immediately available funds in U.S. Dollars to an account designated by Payee in writing. If any payment of principal or interest on this
Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of New York.

         1.3       PREPAYMENT

                  Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.



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         2.        DEFAULTS

         2.1       EVENTS OF DEFAULT

         The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

                  (a) If Maker shall fail to pay when due any payment of principal or interest on this Note or any amount due pursuant to the Pledge Agreement dated as of the date hereof (the "Pledge Agreement") between New Valley, Payee and BrookeMil and such failure continues for 10 days after Payee notifies Maker in writing; or

                  (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker, New Valley, Brooke Group Ltd., BGLS Inc., Liggett Group Inc., Brooke (Overseas) Ltd. or Western Tobacco Investments LLC shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or
(v) admit in writing its inability to pay its debts as they become due; or

                  (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker or New Valley in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or New Valley or substantially all of Maker's or New Valley's properties; or (iii) orders the liquidation of Maker or New Valley, and in each case the order or decree is not dismissed within 120 days; or

                  (d) If at any time Payee shall cease to have a perfected first priority lien in the Collateral (as defined in the Pledge Agreement); or

                  (e) If Payee shall have terminated the LLC Agreement in accordance with Section 14(a)(iii) thereof.

         2.2       Notice by Maker

         Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

         2.3       Remedies



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         Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived in writing by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note and exercise all rights and remedies of a secured party pursuant to the Pledge Agreement. Maker shall pay all costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note and/or the Pledge Agreement, including, without limitation, reasonable attorneys' fees.


         3.        MISCELLANEOUS

         3.1       WAIVER

         The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note or under the Pledge Agreement shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note or under the Pledge Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

         3.2       NOTICES

         Any notice required or permitted to be given hereunder shall be given in accordance with Section 13.1 of the LLC Agreement.

         3.3       SEVERABILITY

         If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.




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         3.4 GOVERNING LAW; JURISDICTION

         This Note will be governed by the laws of the State of New York without regard to its conflict of laws principles.

         Maker agrees that any legal action or proceedings arising out of or in connection with this Agreement may be brought in any court of the State of New York located in New York County or the United States District Court for the Southern District of New York, and, by execution and delivery of this Note, Maker hereby submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and waives any objection which such party may now or hereafter have to any such court as the venue for any such proceeding on the ground that it may constitute any forum non-conveniens. The agreement set forth in this Section 3.4 is given solely for the benefit of Payee and its permitted assigns and such agreement is not intended to and shall not inure to the benefit of any other person.

         3.5 NON-NEGOTIABILITY; PARTIES IN INTEREST

         This Note shall bind Maker and its successors and assigns; provided, however, that (i) Maker's obligations hereunder may not be assigned without the prior written consent of Payee and (ii) THIS NOTE IS NON-NEGOTIABLE AND SHALL NOT BE ASSIGNED OR TRANSFERRED BY PAYEE WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF MAKER, EXCEPT BY OPERATION OF LAW, provided that (x) such consent shall not be unreasonably withheld by Maker in the event of an assignment of this Note to an affiliate of Payee, and (y) in the event of the occurrence of an Event of Default, this Note shall be fully transferable.

         3.6 TERMINATION

         This Note shall be cancelled upon on the earlier to occur of (i) the date on which payment of any and all amounts due and payable by Maker under this Note and by New Valley under the Pledge Agreement is made to Payee and (ii) the date on which this Note (including the interest accrued thereon) is converted, in accordance with Section 12.8 of the LLC Agreement, into Class A Interests (as defined therein) issued to Payee.

         3.7 SECTION HEADINGS; CONSTRUCTION

         The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.



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        All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific Section or subsection hereof.


         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.


                                      Western Realty Development LLC



                                      By:
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                                              Name:
                                              Title:















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